UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2006
AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)        On January 27, 2006, Mr. Arthur F. Weinbach notified Automatic Data Processing, Inc. (the "Company") that he will retire as Chief Executive Officer of the

             Company effective August 31, 2006, while remaining non-executive Chairman of the Board.

(c)        At its meeting on January 27, 2006, the Company’s Board of Directors named Mr. Gary C. Butler as the Company’s new Chief Executive Officer effective

             August 31, 2006.

Mr. Butler, age 59, has been employed by the Company since 1975. He became a corporate Vice President in 1983, Group President of ADP Dealer Services in 1989 and Group President of ADP Employer Services in 1995. He has served as President and Chief Operating Officer since 1998.  He has served as a director of the Company since 1996. He is also a director of Liberty Mutual Group and CIT Group, Inc.

On September 14, 1998, Mr. Butler entered into an agreement with the Company. Mr. Butler’s agreement provides that if his employment is terminated following a “change in control” (as defined below) of the Company, he will receive a termination payment equal to a percentage, ranging from 200% if such termination occurs within two years of such change in control to 100% if it occurs after the third year, of his annual base salary and his average annual bonus for the prior two years. In addition, all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination shall have such restrictions automatically removed.

Mr. Butler’s agreement also provides that in the event any payment from the Company to him results in the imposition of an excise tax under section 4999 of the Internal Revenue Code, he will receive an additional payment such that after the payment of all such excise taxes and any taxes on the additional payments he will be in the same after-tax position as if no excise tax had been imposed.

The definition of “change in control” applicable to Mr. Butler’s agreement provides that a “change in control” will have occurred if (i) any “Person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended), excluding the Company, any subsidiary of the Company, or any employee benefit plan sponsored or maintained by the Company (including any trustee of any such plan acting in its capacity as trustee), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing 25% or more of the total combined voting power of the Company’s then outstanding securities; (ii) there occurs a merger, consolidation or other business combination of the Company (a “Transaction”), other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction; or (iii) there occurs the sale of all or substantially all of the Company’s assets, other than a sale immediately following which the stockholders of the Company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of Company voting securities immediately prior to the Transaction.

A press release issued by the Company in connection with Mr. Weinbach’s retirement and Mr. Butler’s promotion to Chief Executive Officer is filed with this report as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release issued by Automatic Data Processing, Inc. on January 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2006

AUTOMATIC DATA PROCESSING, INC.

By: ___/s/__Karen E. Dykstra____________

Name: Karen E. Dykstra

Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued by Automatic Data Processing, Inc. on January 30, 2006.